Fourth Quarter 2023 Earnings Presentation February 15, 2024 Christopher Stavros – President & CEO Brian Corales – Senior Vice President & CFO Tom Fitter – Director, Investor Relations

Disclaimer 2 12% FORWARD LOOKING STATEMENTS The information in this press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding Magnolia’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used in this press release, the words could, should, will, may, believe, anticipate, intend, estimate, expect, project, the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events. Except as otherwise required by applicable law, Magnolia disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Magnolia cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Magnolia, incident to the development, production, gathering and sale of oil, natural gas and natural gas liquids. In addition, Magnolia cautions you that the forward looking statements contained in this press release are subject to the following factors: (i) the supply and demand for oil, natural gas, NGLs, and other products or services, including impacts of actions taken by OPEC and other state-controlled oil companies; (ii) the outcome of any legal proceedings that may be instituted against Magnolia; (iii) Magnolia’s ability to realize the anticipated benefits of its acquisitions, which may be affected by, among other things, competition and the ability of Magnolia to grow and manage growth profitably; (iv) changes in applicable laws or regulations; (v) geopolitical and business conditions in key regions of the world; and (vi) the possibility that Magnolia may be adversely affected by other economic, business, and/or competitive factors, including inflation. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in Magnolia’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which is expected to be filed with the SEC on February 15, 2024. Magnolia’s SEC filings are available publicly on the SEC’s website at www.sec.gov. NON-GAAP FINANCIAL MEASURES This presentation includes non-GAAP financial measures, including adjusted net income, free cash flow, EBIT, EBITDA, EBITDAX, adjusted EBITDAX, adjusted cash operating costs, adjusted cash operating margin and adjusted operating income margin. Magnolia believes these metrics are useful because they allow Magnolia to more effectively evaluate its operating performance and compare the results of its operations from period to period and against its peers without regard to accounting methods or capital structure. Magnolia does not consider these non-GAAP measures in isolation or as an alternative to similar financial measures determined in accordance with GAAP. The computations of these non-GAAP measures may not be comparable to other similarly titled measures of other companies. Adjusted net income and adjusted EBITDAX should not be considered an alternative to, or more meaningful than, net income as determined in accordance with GAAP. Certain items excluded from free cash flow, adjusted net income, adjusted EBITDAX, adjusted cash operating costs, adjusted cash operating margin and adjusted operating margin are significant components in understanding and assessing a company’s financial performance and should not be construed as an inference that its results will be unaffected by unusual or non-recurring terms. As performance measures, adjusted net income, adjusted EBITDAX, adjusted cash operating costs, adjusted cash operating margin and adjusted operating income margin may be useful to investors in facilitating comparisons to others in the Company’s industry because certain items can vary substantially in the oil and gas industry from company to company depending upon accounting methods, book value of assets, and capital structure, among other factors. Management believes excluding these items facilitates investors and analysts in evaluating and comparing the underlying operating and financial performance of our business from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis. As a liquidity measure, management believes free cash flow is useful for investors and widely accepted by those following the oil and gas industry as financial indicators of a company’s ability to generate cash to internally fund drilling and completion activities, fund acquisitions, and service debt. Our presentation of adjusted net income, adjusted EBITDAX, free cash flow, adjusted cash operating costs, adjusted cash operating margin and adjusted operating income margin may not be comparable to similar measures of other companies in our industry. A free cash flow reconciliation is shown on page 21, adjusted EBITDAX reconciliation is shown on page 23 of the presentation, adjusted net income is shown on page 23, and adjusted cash operating costs, adjusted cash operating margin and adjusted operating income margin reconciliations are shown on page 15. INDUSTRY AND MARKET DATA This presentation has been prepared by Magnolia and includes market data and other statistical information from sources believed by Magnolia to be reliable, including independent industry publications, governmental publications or other published independent sources. Some data is also based on the good faith estimates of Magnolia, which are derived from its review of internal sources as well as the independent sources described above. Although Magnolia believes these sources are reliable, it has not independently verified the information and cannot guarantee its accuracy and completeness.

Q4 2023 FY 2023 Production (Mboe/d) Year-over-year Growth 85.4 16% 82.3 9% Adjusted EBITDAX(1) ($MM) $240 $899 Earnings Per Share ($) Per Diluted Share $0.53 $2.04 D&C Capital Spending ($MM) As a % of Adjusted EBITDAX $91 38% $422 47% Free Cash Flow(1) ($MM) $131 $413 Shareholder Returns ($MM) Share Repurchases(2) + Dividends $78 $305 Adjusted Operating Income Margin(1) 43% 45% Highlights (1) Adjusted EBITDAX, free cash flow and adjusted operating income margin are non-GAAP measures. For a reconciliation of the most comparable GAAP measure see slide 22, 21 and 15. For reasons management believes this is useful to investors, refer to slide 2 “Non-GAAP Financial Measures.” (2) Includes $1.7 MM of share repurchases incurred during the fourth quarter, but settled during the first quarter of 2024 and excludes $1.2 million of share repurchases incurred during the third quarter 2023, but settled during the fourth quarter 2023. 3

Return Substantial Portion of Our Free Cash Flow to Shareholders and Allocate Some Excess Cash Toward Small, Bolt-on Acquisitions that Improve the Business Long-term dividend per share compound annual growth rate of ~10% and share repurchases of at least 1% per quarter High Quality Assets Drive Low Capital Reinvestment Rate that Grows the Business Limit Capital Spending to 55% of Annual Adjusted EBITDAX1 Maintain Conservative Financial Leverage to Provide Financial Flexibility Through Cycle Strong balance sheet with zero net debt at YE 2023 provides ability for counter cyclical investing to increase per share value Deliver Mid-Single Digit Long-Term Production Growth with Significant Free Cash Flow1 2024 BOE and Oil Growth of High Single-Digits Magnolia’s Business Model (1) Adjusted EBITDAX and Free Cash Flow are non-GAAP measures. For a reconciliation of the most comparable GAAP measure see slides 22 and 21. 4

Low Reinvestment Rate with Strong Production Growth 5 (1) Source: FactSet (2021 – 2023E) as of 2/9/2024. Reinvestment Rate is exploration and development capital divided by operating cash flow. Production growth per share is calculated as the 3-year growth rate of annual production divided by weighted average diluted shares outstanding in each respective year. Peers include: APA, AR, CHRD, CIVI, COP, CTRA, DVN, EOG, EQT, FANG, HES, MRO, MTDR, MUR, OVV, OXY, PR, PXD, RRC, SM and SWN. Production Growth Per Share1 (3-Year CAGR)3-Year Average Reinvestment Rate1 35% 35% 38% 38% 39% 39% 40% 41% 42% 43% 44% 46% 47% 49% 55% 55% 55% 57% 60% 66% 77% 79% 23% 19% 17% 14% 11% 10% 10% 10% 9% 7% 6% 5% 5% 4% 4% 0% -1% -2% -4% -4% -5% -6% Magnolia’s Giddings Focused Development has Provided a More Capital Efficient Program Compared to Peers

History of Top-Tier Return on Capital Employed 6 3-Year Average ROCE1 ❑ Magnolia delivers top-tier corporate returns (ROCE) ❑ Focus on cost reductions in 2023 and ongoing share repurchases has had a tangible beneficial impact on corporate returns ❑ High-quality asset base and increased efficiencies support the higher return profile ❑ Continued execution on the founding principles of low leverage, disciplined capital spending and high pre-tax margins is critical to sustaining high returns 39% 37% 36% 31% 30% 28% 28% 27% 27% 27% 23% 22% 21% 21% 18% 17% 17% 16% 15% 14% 12% 11% (1) Source: FactSet (2021 – 2023E) as of 2/9/2024. Return on capital employed (ROCE) is EBIT divided by total assets minus current liabilities. Peers include: APA, AR, CHRD, CIVI, COP, CTRA, DVN, EOG, EQT, FANG, HES, MRO, MTDR, MUR, OVV, OXY, PR, PXD, RRC, SM and SWN.

-0.1 0.0 0.1 0.4 0.4 0.4 0.5 0.7 0.8 0.8 0.9 0.9 1.1 1.2 1.2 1.4 1.4 1.5 1.5 1.5 1.6 1.8 2.0 Low Leverage Drives Financial Flexibility 7 Net Debt / EBITDA (2023E) (1) (1) Source: FactSet (2023E) as of 2/9/2024. Net debt is calculated as the difference between cash and total principal long-term debt. Peers include: APA, AR, CHK, CHRD, CIVI, COP, CTRA, DVN, EOG, EQT, FANG, HES, MRO, MTDR, MUR, OVV, OXY, PR, PXD, RRC, SM and SWN. Magnolia has one of the best balance sheets in the industry

Strong Operating Margins 8 Operating Margin1 (3-Year Average) ❑ Magnolia has consistently delivered one of the highest operating margins ❑ High-quality asset base and focus on maintaining low costs support top-tier operating margins ❑ High-margin production supports free cash flow generation and return of capital to shareholders (1) Source: FactSet (2021 – 2023E) as of 2/9/2024. Operating margin is EBIT divided by revenue by year. Peers include: APA, AR, CHRD, CIVI, COP, CTRA, DVN, EOG, EQT, FANG, HES, MRO, MTDR, MUR, OVV, OXY, PR, PXD, RRC, SM and SWN. 61% 56% 52% 51% 49% 48% 44% 43% 42% 42% 42% 39% 38% 38% 37% 37% 35% 34% 33% 29% 29% 27%

2024 Operating Plan 9 2024 Production & Capital Annual BOE and Oil Growth High Single-Digit 2024 Budget $450 - $480 Million (DC&F) 2024 Operating Plan ~2 Rigs / ~1 Completion Crew 2024 Capital ~20% Karnes ~80% Giddings Giddings Karnes

First Quarter and Full Year 2024 Guidance 10 Guidance (as of February 14, 2024) Full Year Production (Mboe/d and Mbo/d) Year-over-year Growth High-Single Digit Q1 Production (Mboe/d) 84 - 85 Full Year D&C Capital Spending ($MM) $450 - $480 Q1 D&C Capital Spending ($MM) ~$130 Q1 Oil Differential Per Barrel ($) To Magellan East Houston (MEH) ($3) Q1 Fully Diluted Share Count (MM Shares) ~205

2023 Cash Flow Reconciliation (1) Cash flow from operations before changes in working capital. (2) Comprised of $50 MM of working capital changes including capital accruals and $9 MM in other investing and financing activities. (3) Includes $88 MM of dividends paid to Class A shareholders and $14 MM of distributions to noncontrolling interest holders. (4) Comprised of $205 MM Class A Common Stock under share repurchase program. 11 675 872 59 102 205 355 425 401 0 200 400 600 800 1,000 1,200 1,400 1,600 Cash 12/31/2022 Cash Flow from Operations Changes in Working Capital and Other Dividends Common Stock Repurchases Acquisitions D&C and Facilities Capital Cash 12/31/2023 (1) (4)(3)(2) $ In M ill io n s

-24%-20%-18%-12% -6% -5% 0% 0% 2% 6% 6% 9% 19% 29% 38% 43% 44% 80% 97% 180% 304% Significant Share Repurchases Since 2019 (1) Class A share reduction includes 3.6 million non-compete shares that were paid in lieu of stock in 2021. Includes both Class A and Class B share repurchases. (2) Source: FactSet (2019 – 2023E). Peers include: APA, AR, CIVI, COP, CTRA, DVN, EOG, EQT, FANG, HES, MRO, MTDR, MUR, OVV, OXY, PR, PXD, RRC, SM and SWN. 12 5-Year Change in Diluted Shares Outstanding (2019 – 2023E) Magnolia has reduced its diluted share count by approximately 20% Magnolia’s Consistent Share Repurchases1 (million shares repurchased by year)

Safe, Sustainable and Growing Dividend 13 $0.28 $0.40 $0.46 $0.52 2021 2022 2023 2024E Annualized Dividend Payout Per Share ❑ Magnolia’s dividend has grown at a substantial rate over the past four years ❑ Sustainable dividend growth supported even at low commodity prices ❑ Higher than peer average dividend growth supported by moderate volume growth and ongoing share repurchases ❑ Target average annual dividend growth of ~10% through commodity cycles

Summary Balance Sheet 14 (in thousands) December 31, 2023 December 31, 2022 Cash $401,121 $675,441 Current assets 190,152 175,306 Property, plant and equipment, net 2,052,021 1,533,029 Other assets 112,922 188,809 Total assets $2,756,216 $2,572,585 Current liabilities $314,887 $340,273 Long-term debt, net 392,839 390,383 Other long-term liabilities 165,822 101,738 Total equity 1,882,668 1,740,191 Total liabilities and equity $2,756,216 $2,572,585

Margin and Cost Structure 15 $ / Boe, unless otherwise noted For the Quarters Ended For the Years Ended December 31, 2023 December 31, 2022 December 31, 2023 December 31, 2022 Revenue $41.06 $51.42 $40.83 $61.60 Total Cash Operating Costs: Lease Operating Expenses (1) (5.09) (5.17) (5.11) (4.74) Gathering, Transportation & Processing (1.39) (1.95) (1.47) (2.35) Taxes Other Than Income (2.07) (2.82) (2.18) (3.42) Exploration Expenses (2) (0.01) (0.14) (0.17) (0.40) General & Administrative Expenses (3) (1.99) (2.07) (2.09) (2.18) Total Adjusted Cash Operating Costs (4) (10.55) (12.15) (11.02) (13.09) Adjusted Cash Operating Margin (4) $30.51 $39.27 $29.81 $48.51 Margin % 74% 76% 73% 79% Non-Cash Costs: Depreciation, Depletion, and Amortization (12.21) (9.40) (10.81) (8.84) Impairment of oil and natural gas properties - - (0.52) - Asset Retirement Obligations Accretion (0.19) (0.12) (0.13) (0.12) Non-cash stock based compensation (0.52) (0.51) (0.54) (0.49) Exploration expenses, non-cash (0.03) (0.08) (0.01) (0.02) Total non-cash costs (12.95) (10.11) (12.01) (9.47) Operating Income Margin $17.56 $29.16 $17.80 $39.04 Add back: impairment of oil and natural gas properties - - $0.52 - Adjusted Operating Income Margin (4) $17.56 $29.16 $18.32 $39.04 Margin % 43% 57% 45% 63% (1) Lease operating expenses exclude non-cash stock based compensation of $0.5 million, or $0.06 per boe, and $0.3 million, or $0.05 per boe, for the quarters ended December 31, 2023 and 2022, respectively, and $1.9 million, or $0.06 per boe, and $1.2 million, or $0.04 per boe for the years ended December 31, 2023 and 2022, respectively. (2) Exploration expenses exclude non-cash exploration activity of $0.3 million, or $0.03 per boe, and $0.6 million, or $0.08 per boe, for the quarters ended December 31, 2023 and 2022, respectively, and $0.3 million, or $0.01 per boe, and $0.6 million, or $0.02 per boe, for the years ended December 31, 2023 and 2022, respectively. (3) General and administrative expenses exclude non-cash stock based compensation of $3.6 million, or $0.46 per boe, and $3.1 million, or $0.46 per boe, for the quarters ended December 31, 2023 and 2022, respectively, and $14.3 million, or $0.48 per boe, and $12.1 million, or $0.45 per boe, for the years ended December 31, 2023 and 2022, respectively. (4) Adjusted cash operating costs, adjusted cash operating margin and adjusted operating income margin are non-GAAP measures. For reasons management believes this is useful to investors, refer to slide 2 “Non-GAAP Financial Measures.”

(In thousands) For the Years Ended For the Three Years (2021 – 2023)December 31, 2023 December 31, 2022 December 31, 2021 Costs incurred: Proved property acquisition costs $326,150 $53,781 $12,354 $392,285 Unproved properties acquistions costs 68,177 37,994 10,483 116,654 Total acquisition costs $394,327 $91,775 $22,837 $508,939 Exploration and development costs 471,238 477,995 240,815 1,190,048 Total costs incurred $865,565 $569,770 $263,652 $1,698,987 Less: Total acquisition costs (394,327) (91,775) (22,837) (508,939) Less: Asset retirement obligations (41,177) (1,824) (1,153) (44,154) Less: Exploration expenses (5,171) (11,032) (3,237) (19,440) Less: Leasehold acquisition costs (3,267) (5,302) (4,521) (13,090) Drilling and completion capital (A) $421,623 $459,837 $231,904 $1,113,364 Proved developed reserves (MMboe): Beginning of period 125.6 109.8 85.8 85.8 End of period 135.2 125.6 109.8 135.2 Increase (decrease) in proved developed reserves 9.6 15.8 24.0 49.4 Production 30.1 27.5 24.1 81.7 Increase in proved developed reserves plus production 39.7 43.3 48.1 131.1 Less: Purchase of reserves in place, net of sales (10.9) (4.6) (0.4) (15.9) Increase in proved developed reserves, excluding acquisitions, net of sales 28.8 38.7 47.7 115.2 Less: Price-related revisions 15.1 (10.4) (16.7) (12.0) Increase in proved developed reserves, excluding acquisitions and price-related revisions (B) 43.9 28.3 31.0 103.2 Organic proved developed F&D cost per boe (A)/(B) $9.60 $16.25 $7.48 $10.79 Reserves Detail 16

Summary Investment Highlights 17 High Quality Assets Positioned for Success ❑ Leading position in the Giddings area with low breakevens and substantial running room ❑ Coveted position in the Karnes area in the core of the Eagle Ford ❑ Generated substantial annual free cash flow since inception of Magnolia ❑ Strong margins through the commodity cycle Positive Free Cash Flow and Industry Leading Margins Multiple Levers of Growth Strong Balance Sheet & Conservative Financial Policy ❑ Steady organic growth through proven drilling program while remaining well within cash flow ❑ Clean balance sheet and strong free cash flow enables Magnolia to pursue accretive bolt-on acquisitions ❑ Conservative leverage profile with only $400 million of total debt outstanding and zero net debt ❑ Substantial liquidity of $851 million1 Giddings Karnes (1) Liquidity defined as cash plus availability under revolving credit facility as of 12/31/2023.

Appendix

Key Financial Metrics

Quarterly and Full Year Highlights

- Q4 D&C capital of $91 million represented just 38% of adjusted EBITDAX[1]
- Returned $78 million[2] to shareholders during Q4, inclusive of $54 million[2] of share repurchases (2.5 million shares) and $24 million of dividends

Metric	2023	YoY % Change	Q4 2023	YoY % Change
Total Production (Mboe/d)	82.3	9%	85.4	16%
Giddings and Other Production as a % of total	71%	12%	74%	15%
Revenue ($ MM)	$1,227	(28%)	$323	(8%)
Adjusted EBITDAX ($ MM) [1]	$899	(33%)	$240	(10%)
Adjusted Net Income ($ MM) [1]	$442	(55%)	$108	(43%)
D&C Capex ($ MM)	$422	(8%)	$91	(35%)
Free Cash Flow ($ MM) [1]	$413	(50%)	$131	(7%)
Cash Balance ($ MM)	$401	(41%)	$401	(41%)
Weighted average diluted shares outstanding (MM) [3]	210.2	(5%)	206.5	(4%)

(1) Adjusted EBITDAX, adjusted net income and free cash flow are non-GAAP measures. For a reconciliation of the most comparable GAAP measure see slides 22, 23 and 21.
(2) Includes $1.7 MM of share repurchases incurred during the fourth quarter, but settled during the first quarter of 2024 and excludes $1.2 million of share repurchases incurred during the third quarter 2023, but settled during the fourth quarter 2023.
(3) Weighted average total shares outstanding include diluted weighted average shares of Class A Common Stock outstanding during the period and shares of Class B Common Stock, which are anti-dilutive in the calculation of weighted average number of common shares outstanding.

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Fourth Quarter 2023 Capital Structure and Liquidity Overview 20 Capitalization Summary As of 12/31/2023 Cash and Cash Equivalents $401 Revolving Credit Facility $0 6.00% Senior Notes Due 2026 $400 Total Principal Debt Outstanding $400 Total Equity (3) $1,883 Net Debt / Q4 Annualized Adjusted EBITDAX 0.0x Net Debt / Total Book Capitalization 0% Liquidity Summary As of 12/31/2023 Cash and Cash Equivalents $401 Credit Facility Availability $450 Liquidity (2) $851 Capitalization & Liquidity ($MM) $400 $450 2023 2024 2025 2026 Debt Maturity Schedule ($MM) Borrowing Base $0 Credit Facility Borrowings (as of 12/31/23) 6.00% Senior Unsecured Notes (1) Net cash and net debt are calculated as the difference between cash and total long-term debt, excluding unamortized deferred financing cost. (2) Liquidity defined as cash plus availability under revolving credit facility. (3) Total Equity includes noncontrolling interest. Capital Structure Overview ▪ Maintaining low financial leverage profile ‒ Currently have a net cash(1) position of $1 MM ‒ Net Debt(1) / Q4 annualized adjusted EBITDAX of 0.0x ▪ Current Liquidity of $851 million, including fully undrawn credit facility (2) ▪ No debt maturities until senior unsecured notes mature in 2026

Free Cash Flow Reconciliations 21 (in thousands) For the Quarters Ended For the Years Ended December 31, 2023 December 31, 2022 December 31, 2023 December 31, 2022 Net cash provided by operating activities $246,882 $268,002 $855,789 $1,296,687 Add back: net change in operating assets and liabilities (10,651) (9,253) 15,842 (46,039) Cash flows from operations before net change in operating assets and liabilities $236,231 $258,749 $871,631 $1,250,648 Additions to oil and natural gas properties (92,835) (141,629) (424,890) (465,139) Changes in working capital associated with additions to oil & gas properties (12,105) 23,835 (33,793) 37,987 Free cash flow(1) $131,291 $140,955 $412,948 $823,496 (1) Free cash flow is a non-GAAP measure. For reasons management believes this is useful to investors, refer to slide 2 “Non-GAAP Financial Measures.”

Adjusted EBITDAX Reconciliations

(in thousands)	For the Quarters Ended		For the Years Ended	
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net income	$113,856	$254,762	$442,604	$1,050,249
Interest expense, net	405	1,805	33	23,442
Income tax expense (benefit)	31,544	(58,695)	107,208	6,638
EBIT [1]	**145,805**	**197,872**	**549,845**	**1,080,329**
Depreciation, depletion and amortization	95,922	63,820	324,790	243,152
Asset retirement obligations accretion	1,500	841	4,039	3,245
EBITDA [1]	**243,227**	**262,533**	**878,674**	**1,326,726**
Exploration expense	306	1,467	5,445	11,586
EBITDAX [1]	**$243,533**	**$264,000**	**$884,119**	**$1,338,312**
Impairment of oil and natural gas properties	-	-	15,735	-
Gain on revaluation of contingent consideration	(7,643)	-	(7,643)	-
Other income adjustment [2]	-	-	(9,193)	(6,333)
Non-cash stock based compensation expense	4,106	3,450	16,166	13,314
Adjusted EBITDAX [1]	**$239,996**	**$267,450**	**$899,184**	**$1,345,293**

(1) EBIT, EBITDA, EBITDAX and Adjusted EBITDAX are non-GAAP measures. For reasons management believes these are useful to investors, refer to slide 2 "Non-GAAP Financial Measures".
(2) The years ended December 31, 2023 and 2022 include adjustments of $5.3 million and $6.3 million, respectively, related to earnout payments associated with the sale of the Company's 35% membership interest in Ironwood Eagle Ford Midstream, LLC in 2020. The year ended December 31, 2023 also includes an adjustment of $3.9 million related to the gain on the sale of the Company's 84.7% interest in Highlander Oil & Gas Holdings LLC.

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Adjusted Net Income Reconciliation

(in thousands)	For the Quarters Ended		For the Years Ended	
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net income	$113,856	$254,762	$442,604	$1,050,249
Adjustments:				
Impairment of oil and natural gas properties	-	-	15,735	-
Deferred income tax benefit[1]	-	(65,720)	-	(65,720)
Gain on revaluation of contingent consideration	(7,643)	-	(7,643)	-
Other income adjustment[2]	-	-	(9,193)	(6,333)
Change in estimated income tax[3]	1,490	-	215	-
Adjusted Net Income [4]	**$107,703**	**$189,042**	**$441,718**	**$978,196**

(in thousands) **Total Share Count**	For the Quarters Ended		For the Years Ended	
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Diluted weighted average shares of Class A Common Stock outstanding during the period	184,625	190,659	188,355	187,901
Weighted average shares of Class B Common Stock outstanding during the period [5]	21,827	24,745	21,827	32,810
Total weighted average shares of Class A and B Common Stock, including dilutive impact of other securities [5]	**206,452**	**215,404**	**210,182**	**220,711**

(1) Deferred income tax benefit primarily relates to the release of the valuation allowance during the year ended December 31, 2022 against the Company's federal and state deferred tax assets that was originally established as a result of impairments recorded in the first quarter of 2020.
(2) The years ended December 31, 2023 and 2022 include adjustments of $5.3 million and $6.3 million, respectively, related to earnout payments associated with the sale of the Company's 35% membership interest in Ironwood Eagle Ford Midstream, LLC in 2020. The year ended December 31, 2023 also includes an adjustment of $3.9 million related to the gain on the sale of the Company's 84.7% interest in Highlander Oil & Gas Holdings LLC.
(3) Represents corporate income taxes at an assumed annual effective tax rate of 19.5% for the quarter and year ended December 31, 2023. There was no change in estimated income tax for the quarter and year ended December 31, 2022 due to the valuation allowance against net deferred tax assets.
(4) Adjusted Net Income is a non-GAAP measure. For reasons management believes this is useful to investors, refer to slide 2 "Non-GAAP Financial Measure".
(5) Shares of Class B Common Stock, and corresponding Magnolia LLC Units, are anti-dilutive in the calculation of weighted average number of common shares outstanding.

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Committed to Sustainability 24 (1) Gas flared as a percent of total production. (2) Number of work-related injuries and illnesses per 200,000 workhours. 2023 Sustainability Report Highlights Include: ❑ Magnolia record for lowest annual flaring rate1 at 0.11%, a reduction of almost 90% since 2019 ❑ Addition of scope 2 emissions reporting; providing further disclosure of the Company’s operations ❑ Continued production of low intensity barrels ❑ 2022 scope 1 intensity of 14.9 metric tons CO2e/Mboe, approximately 10% below 2019 levels ❑ Focused on strengthening local communities through employment opportunities and utilizing local vendors ❑ Commitment to safe operations – low total recordable incident rate and strong HSE training initiatives Flaring Intensity(1) 0.99% 0.69% 0.28% 0.11% 2019 2020 2021 2022 0.57 0.49 2021 2022 Total Recordable Incident Rate(2) (TRIR) Board Diversity and Independence 25% FEMALE 2 of 8 Board members are women. 13% MINORITIES 1 of 8 Board members identifies as a minority. 75% INDEPENDENT 6 of 8 Board members are independent.

For the Quarters Ended For the Year Ended December 31, 2023 December 31, 2022 December 31, 2023 December 31, 2022 Production: Oil (MBbls) 3,263 2,972 12,608 12,189 Natural gas (MMcf) 14,246 12,455 55,085 50,660 Natural gas liquids (MBbls) 2,221 1,740 8,266 6,874 Total (Mboe) 7,858 6,788 30,054 27,506 Average daily production: Oil (Bbls/d) 35,466 32,307 34,541 33,394 Natural gas (Mcf/d) 154,848 135,380 150,918 138,796 Natural gas liquids (Bbls/d) 24,140 18,914 22,645 18,833 Total (Boe/d) 85,414 73,785 82,340 75,360 Revenues (in thousands): Oil revenues $252,531 $245,305 $958,388 $1,158,006 Natural gas revenues 26,367 59,445 102,054 301,494 Natural gas liquids revenues 43,730 44,292 166,537 234,993 Total Revenues $322,628 $349,042 $1,226,979 $1,694,493 Average Sales Price: Oil (per Bbl) $77.39 $82.53 $76.02 $95.01 Natural gas (per Mcf) 1.85 4.77 1.85 5.95 Natural gas liquids (per Bbl) 19.69 25.45 20.15 34.18 Total (per Boe) $41.06 $51.42 $40.83 $61.60 NYMEX WTI (per Bbl) $78.33 $82.63 $77.61 $94.23 NYMEX Henry Hub (per MMBtu) $2.88 $6.27 2.74 6.65 Realization to benchmark: (1) Oil (% of WTI) 99% 100% 98% 101% Natural gas (% of Henry Hub) 64% 76% 68% 89% Operating Highlights 25(1) Benchmarks are the NYMEX WTI and NYMEX HH average prices for oil and natural gas, respectively.

Production Results 26 Combined Karnes Giddings & Other Combined Karnes Giddings & Other For the Quarter Ended December 31, 2023 For the Quarter Ended December 31, 2022 Production: Oil (MBbls) 3,263 1,213 2,050 2,972 1,585 1,387 Natural gas (MMcf) 14,246 2,650 11,596 12,455 3,824 8,631 Natural gas liquids (MBbls) 2,221 408 1,813 1,740 602 1,138 Total (Mboe) 7,858 2,062 5,796 6,788 2,824 3,964 Average Daily Production Volume: Oil (MBbls/d) 35.5 13.2 22.3 32.3 17.2 15.1 Natural gas (MMcf/d) 154.8 28.8 126.0 135.4 41.6 93.8 Natural gas liquids (MBbls/d) 24.1 4.4 19.7 18.9 6.5 12.4 Total (MBoe/d) 85.4 22.4 63.0 73.8 30.7 43.1